Exhibit 99.01

ACM Research Reports Third Quarter 2019 Results

FREMONT, California, November 6, 2019 (Globe Newswire) – ACM Research, Inc. (“ACM” or the “Company”) (NASDAQ:ACMR), a provider of single-wafer wet cleaning equipment used by manufacturers of advanced semiconductors, today reported financial results for its third fiscal quarter ended September 30, 2019.

ACM’s President and Chief Executive Officer Dr. David Wang commented, "We delivered record revenue and shipments, demonstrating our ability to scale production to major customers. We had several important deliveries in the quarter, including a “first tool” to our newest customer, an emerging China-based DRAM manufacturer, and several ECP AP tools to a major packaging customer. With a successful U.S. capital raise, we now have $47 million in cash, which puts us in a good position to support our growth plans.”

Dr. Wang continued, “Our lead customer for Tahoe has confirmed good cleaning performance and significant sulfuric acid savings in a production environment. Development work continues on TEBO, and significant technical progress has been made to meet customer requirements for the combined removal of big and small particles for 3D-patterned structures without damage. Finally, we expanded our global sales team, with key hires in North America and Southeast Asia, and we are in advanced negotiations to acquire new land in Shanghai to support our longer term production plans.”

Recent Operating Highlights

•
Shipments.  Total shipments in the third quarter of 2019 were $43 million, compared to $33 million last quarter and $32 million in the third quarter of 2018.  Shipments include deliveries for revenue in the quarter and deliveries of systems awaiting customer acceptance for potential revenue in future quarters.

•
SAPS-V “First Tool” delivered to new DRAM customer.  ACM delivered a SAPS-V single wafer cleaning tool to an emerging manufacturer of DRAM memory chips in China in the third quarter of 2019, with revenue recognition upon qualification and acceptance.

•
Equity Raise.  In August 2019, ACM completed a successful US capital raise, raising approximately $23 million in net proceeds. This transaction provides an important capital infusion, enabling ACM to further execute its growth strategy, support customer development efforts, and strengthen its balance sheet.

Financial Summary

	Three Months Ended September 30,
	GAAP		Non-GAAP(1)
	2019	2018	2019	2018
	(dollars in thousands)
Revenue	$33,427	$23,179	$33,427	$23,179
Gross margin	48.6%	44.4%	49.1%	44.5%
Income from operations	$7,030	$3,404	$8,587	$3,815
Net income attributable to ACM Research, Inc.	$8,782	$3,853	$10,339	$4,264
Basic EPS	$0.52	$0.24	$0.61	$0.27
Diluted EPS	$0.45	$0.21	$0.53	$0.23

	Nine Months Ended September 30,
	GAAP		Non-GAAP(1)
	2019	2018	2019	2018
	(dollars in thousands)
Revenue	$82,916	$53,795	$82,916	$53,795
Gross margin	46.1%	44.9%	46.3%	44.9%
Income from operations	$13,942	$3,831	$16,861	$6,602
Net income attributable to ACM Research, Inc.	$14,950	$4,288	$17,869	$7,059
Basic EPS	$0.91	$0.27	$1.09	$0.45
Diluted EPS	$0.80	$0.24	$0.96	$0.40

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures (excluding revenue) exclude stock-based compensation.

The following figures refer to the third quarter of 2019 compared with the third quarter of 2018, unless otherwise noted.

•
Revenue increased 44.2% to $33.4 million, due to an increased volume of tools shipped for revenue and higher prices associated with these tools.  Revenue for the quarter was entirely driven by repeat shipments, with no acceptances contributing to revenue for the period.

•
Gross margin was 48.6%, compared to 44.4% in the third quarter of 2018.  Gross margin was above the high-end of the range of 40.0% to 45.0% set forth in the Company’s long-term business model.  The strong gross margin performance was due to a higher mix of higher-margin products. The Company expects gross margin to continue to vary from period to period due to a variety of factors, such as sales volume and product mix.

•
Operating expenses were $9.2 million, an increase of 34%.  GAAP operating expenses as a percent of revenue decreased to 27.6%, compared to 29.7% in the third quarter of 2018.  Non-GAAP operating expenses, which remove stock-based compensation, were $7.8 million, an increase of 20.4%.  Non-GAAP operating expenses as a percent of revenue decreased to 23.4%, compared to 28.0% in the third quarter of 2018.

•
Net income attributable to ACM Research, Inc. was $8.8 million, compared to $3.9 million in the third quarter of 2018.  Non-GAAP net income attributable to ACM Research, Inc. was $10.3 million, compared to $4.3 million in the third quarter of 2018. Third quarter net income attributable to ACM Research, Inc included currency fluctuations, which contributed approximately $1.7 million (adjusted for a 10% normalized tax rate), and a one-time tax benefit from a reduced tax valuation, which contributed approximately $1.4 million.

•
Net income attributable to ACM Research, Inc. per diluted share was $0.45, compared to $0.21 in the third quarter of 2018.  Non-GAAP net income attributable to ACM Research, Inc. per diluted share was $0.53, compared to $0.23 in the third quarter of 2018.

•	Cash and equivalents at quarter-end were $47.3 million, up from $27.6 million at the end of the second quarter of 2019 and $18.2 million at the end of the third quarter of 2018.

Outlook

For fiscal year 2019, the Company continues to expect revenue to be approximately $105 million.

Conference Call Details

A conference call to discuss results will be held on Thursday, November 7, 2019, at 8:00 a.m. Eastern Time (9:00 p.m. China Time). Dial-in details for the call are as follows.  Please reference conference ID 9483075.

	Phone Number	Toll-Free Number

United States	+1 (845) 675-0437	+1 (866) 519-4004
Hong Kong	+852 3018 6771	+852 8009 06601
Mainland China	+86 (800) 819 0121
+86 (400) 620 8038
Other International	+65 6713 5090

A recording of the webcast will be available on the investor page of the ACM website at www.acmrcsh.com for one week following the call.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income, and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of Non-GAAP to GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Information presented in the second and third paragraphs of this press release and under the heading “Outlook” above contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from ACM’s expectations based on a number of risks and uncertainties, including but not limited to the following: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; suppliers may not be able to meet ACM’s demands on a timely basis; volatile global economic, market, industry, regulatory and other conditions could result in sharply lower demand for products containing semiconductors and for the Company's products and in disruption of capital and credit markets; ACM’s failure to successfully manage its operations; and trade regulations, currency fluctuations, political instability and war may materially adversely affect ACM due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. ACM cannot guarantee any future results, levels of activity, performance or achievements. ACM expressly disclaims any obligation to update forward-looking statements after the date of this press release.

About ACM Research, Inc.

ACM develops, manufactures and sells single-wafer wet cleaning equipment, which semiconductor manufacturers can use in numerous manufacturing steps to remove particles, contaminants and other random defects, and thereby improve product yield, in fabricating advanced integrated circuits.

© ACM Research, Inc. The ACM logo, SAPS, and TEBO are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks. This press release also contains other companies’ trademarks, registered marks and trade names, which are the property of those companies.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Ralph Fong
+1 (415) 489-2195
ralph@blueshirtgroup.com

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets
(unaudited)

	September 30, 2019	December 31, 2018
	(Unaudited)
	(In thousands, except share and per share data)
Assets
Current assets:
Cash and cash equivalents	$47,264	$27,124
Restricted cash	26,582	-
Accounts receivable, less allowance for doubtful accounts of $0 as of September 30, 2019 and $0 as of December 31, 2018	43,144	24,608
Other receivables	2,152	3,547
Inventories	43,506	38,764
Prepaid expenses	1,006	1,985
Total current assets	163,654	96,028
Property, plant and equipment, net	3,573	3,708
Operating lease right-of-use assets, net	4,205	-
Intangible assets, net	285	274
Deferred tax assets	2,309	1,637
Long-term investments	5,968	1,360
Other long-term assets	222	40
Total assets	180,216	103,047
Liabilities, Redeemable Non-controlling Interest and Stockholders’ Equity
Current liabilities:
Short-term borrowings	15,665	9,447
Accounts payable	15,440	16,673
Advances from customers	8,397	8,417
Income taxes payable	1,326	1,193
Other payables and accrued expenses	13,970	10,410
Current portion of operating lease liability	1,350	-
Total current liabilities	56,148	46,140
Long-term operating lease liability	2,855	-
Other long-term liabilities	2,980	4,583
Total liabilities	61,983	50,723
Commitments and contingencies
Redeemable Non-controlling interests	26,888	-
Stockholders’ equity:
Common stock – Class A, par value $0.0001: 50,000,000 shares authorized as of September 30, 2019 and December 31, 2018; 16,179,058 shares issued and outstanding as of September 30, 2019 and 14,110,315 shares issued and outstanding as of December 31, 2018	2	1
Common stock–Class B, par value $0.0001: 2,409,738 shares authorized as of September 30, 2019 and December 31, 2018; 1,862,608 shares issued and outstanding as of September 30, 2019 and 1,898,423 shares issued and outstanding as of December 31, 2018	-	-
Additional paid in capital	82,857	56,567
Accumulated surplus (deficit)	11,563	(3,387)
Accumulated other comprehensive income (loss)	(3,077)	(857)
Total stockholders’ equity	91,345	52,324
Total liabilities, redeembable non-controlling interests, and stockholders' equity	$180,216	$103,047

ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
	( In thousands, except share and per share data)		( In thousands, except share and per share data)
Revenue	$33,427	$23,179	$82,916	$53,795
Cost of revenue	17,173	12,892	44,705	29,662
Gross profit	16,254	10,287	38,211	24,133
Operating expenses:
Sales and marketing	3,886	3,229	8,679	7,766
Research and development	3,492	2,264	9,598	6,224
General and administrative	1,846	1,390	5,992	6,312
Total operating expenses, net	9,224	6,883	24,269	20,302
Income from operations	7,030	3,404	13,942	3,831
Interest income	95	3	128	20
Interest expense	(205)	(112)	(538)	(364)
Other income, net	1,850	902	2,132	1,213
Equity income (loss) in net income of affiliates	(9)	117	260	235
Income before income taxes	8,761	4,314	15,924	4,935
Income tax (expense) benefit	328	(461)	(667)	(647)
Net income	9,089	3,853	15,257	4,288
Less: Net income attributable to non-controlling interest	307	-	307	-
Net income attributable to ACM Research, Inc.	$8,782	$3,853	$14,950	$4,288
Comprehensive income:
Net income	9,089	3,853	15,257	4,288
Foreign currency translation adjustment	(2,591)	(746)	(2,902)	(1,077)
Total comprehensive income	6,498	3,107	12,355	3,211
Less: Comprehensive income attributable to non-controlling interests	307	-	307	-
Total comprehensive income attributable to ACM Research, Inc.	$6,191	$3,107	$12,048	$3,211

Net income attributable to ACM Research, Inc. per common share:
Basic	$0.52	$0.24	$0.91	$0.27
Diluted	$0.45	$0.21	$0.80	$0.24

Weighted average common shares outstanding used in computing per share amounts:
Basic	16,999,746	15,915,864	16,381,944	15,714,310
Diluted	19,354,214	18,169,807	18,699,010	17,816,101

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating income and net income (loss) attributable to ACM Research, Inc. as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. The following table reconciles gross margin, operating income and net income (loss) attributable to ACM Research, Inc. to the related non-GAAP financial measures:

	Three Months Ended September 30,
	2019			2018
	Actual (GAAP)	SBC	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Adjusted (Non-GAAP)
	(In thousands)

Revenue	$33,427	$-	$33,427	$23,179	$-	$23,179
Cost of revenue	(17,173)	(154)	(17,019)	(12,892)	(25)	(12,867)
Gross profit	16,254	(154)	16,408	10,287	(25)	10,312
Operating expenses:
Sales and marketing	(3,886)	(172)	(3,714)	(3,229)	(42)	(3,187)
Research and development	(3,492)	(759)	(2,733)	(2,264)	(64)	(2,200)
General and administrative	(1,846)	(472)	(1,374)	(1,390)	(280)	(1,110)
Income from operations	$7,030	$(1,557)	$8,587	$3,404	$(411)	$3,815
Net income attributable to ACM Research, Inc.	$8,782	$(1,557)	$10,339	$3,853	$(411)	$4,264

	Nine Months Ended September 30,
	2019			2018
	Actual (GAAP)	SBC	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Adjusted (Non-GAAP)
	(In thousands)

Revenue	$82,916	$-	$82,916	$53,795	$-	$53,795
Cost of revenue	(44,705)	(213)	(44,492)	(29,662)	(44)	(29,618)
Gross profit	38,211	(213)	38,424	24,133	(44)	24,177
Operating expenses:
Sales and marketing	(8,679)	(252)	(8,427)	(7,766)	(115)	(7,651)
Research and development	(9,598)	(939)	(8,659)	(6,224)	(131)	(6,093)
General and administrative	(5,992)	(1,515)	(4,477)	(6,312)	(2,481)	(3,831)
Income from operations	$13,942	$(2,919)	$16,861	$3,831	$(2,771)	$6,602
Net income attributable to ACM Research, Inc.	$14,950	$(2,919)	$17,869	$4,288	$(2,771)	$7,059